                                                                   EXHIBIT 10.17



CONFIDENTIAL TREATMENT





               Agreement on the Utilisation of Fibre Optic Cables
                               and Infrastructure

                               ("LWL Agreement")

                                    between

          ##MATERIAL OMITTED AND SEPARATELY FILED UNDER A REQUEST FOR
                            CONFIDENTIAL TREATMENT##

                                   - "GVS" -


                                      and

                           Hermes Europe Railtel B.V.
                                Drentestraat 20
                      NL - 1083 HK Amsterdam, Netherlands

                                   - "HER" -

TABLE OF CONTENTS

INTRODUCTION

1.      SUBJECT MATTER OF THE UTILISATION AGREEMENT                                                  1
1.1     FIBRE OPTIC ROUTES (LWL ROUTES)                                                              1
1.2.    USING THE STATIONS, / SYSTEMS ENGINEERING LOCATIONS                                          2
1.2.1   FINDING LOCATIONS                                                                            2
1.2.2   SETTING UP SYSTEMS ENGINEERING LOCATIONS                                                     3
1.2.3   CLOSING DOWN SYSTEMS ENGINEERING LOCATIONS                                                   4
1.3     CONTENT AND SCOPE OF THE RIGHT OF UTILISATION                                                4
1.3.1   LWL ROUTES                                                                                   4
1.3.2   OPERATION, REPAIRS AND ADMINISTRATION                                                        4
1.4     LAYING CABLES AT STATIONS                                                                    5
1.5     ACCESS TO STATION PREMISES                                                                   6

2.      COMPLETION AND ACCEPTANCE OF THE LWL ROUTES                                                  5
2.1     COMPLETION DATES                                                                             5
2.2     TIME SCHEDULE                                                                                5
2.3     INFORMATION ON THE PROGRESS OF THE PROJECT                                                   6
2.4     ACCEPTANCE PROCEDURE ON COMPLETION OF THE LWL ROUTES                                         6
2.5     DOCUMENTATION                                                                                7
2.6     FAILURE TO COMPLY WITH THE COMPLETION DATES AND
        TECHNICAL DEFECTS, NOTICE OF TERMINATION                                                     7
2.6.1   BASIC PRINCIPLES                                                                             7
2.6.2   DAMAGES                                                                                      8
2.6.3   HER'S DUTY TO COOPERATE                                                                      8

3.      REMUNERATION                                                                                10
3.1     THE USER FEE AND THE ADJUSTMENT OF THE USER FEE                                             10
3.1.1   THE USER FEE                                                                                10
3.1.2   MARKETING THE ROUTES TO THIRD PARTIES                                                       10
3.1.3   ADJUSTMENT OF THE USER FEE                                                                  11
3.2     ADVANCE PAYMENTS                                                                            11
3.3     VALUE ADDED TAX                                                                             12
3.4     DUE DATES FOR PAYMENT                                                                       12
3.5     BANK ACCOUNTS                                                                               12
3.6     LATE PAYMENT                                                                                13

4.      INDEPENDENCE OF THE LWL ROUTES                                                              13

5.      TERMINATION UNTIL THE TIME THAT THE ROUTES ARE
        MADE AVAILABLE/ UNTIL ACCEPTANCE                                                            14
5.1     TERMINATING THE AGREEMENT IN RESPECT OF ROUTES WHICH                                        14
        HAVE BEEN NEWLY BUILT
5.2     TERMINATION IF IT SHOULD NOT BE POSSIBLE TO FIND                                            14
        SYSTEMS ENGINEERING LOCATIONS

6.      AVAILABILITY OF THE ROUTES AFTER ACCEPTANCE                                                 15
6.1     PERMISSIBLE DOWNTIMES                                                                       15
6.2     PUTTING THE CABLE FACILITIES OUT OF OPERATION                                               15
6.3     DOWNTIMES, TIME REQUIRED TO RECTIFY FAULTS, SERIOUS DAMAGE                                  16
6.3.1   EXCEEDING THE PERMISSIBLE DOWNTIMES                                                         16
6.3.2   INTERRUPTIONS TO OPERATIONS CAUSED BY GVS                                                   17
6.3.3   INTERRUPTIONS TO OPERATIONS CAUSED BY HER                                                   17
6.3.4   SERIOUS DAMAGE TO / DESTRUCTION OF THE ROUTES                                               17

7.      LIABILITY                                                                                   18

8.      FORCE MAJEURE                                                                               18

9.      SCHEDULES TO THIS AGREEMENT                                                                 18

10.     THE DURATION OF THE AGREEMENT / OPTION TO                                                   18
        PROLONG THE AGREEMENT

11.     BURDENS IMPOSED BY TAXIES AND LEVIES                                                        20

12.     ECONOMIC FEASIBILITY                                                                        20

13.     ASSIGNMENT OF A PARTY'S CONTRACTUAL RIGHTS                                                  20
        AND OBLIGATIONS TO THIRD PARTIES

14.     CONFIDENTIALITY                                                                             20

15.     SEVERABILITY                                                                                22

16.     ADDITIONS AND AMENDMENTS TO THIS AGREEMENT                                                  22

17.     ARBITRATION CLAUSE                                                                          22

18.     PROPER LAW / LANGUAGE OF BUSINESS                                                           23

19.     LIST OF SCHEDULES TO THIS AGREEMENT                                                         23

CONFIDENTIAL TREATMENT

1.      SUBJECT MATTER OF THE UTILISATION AGREEMENT

The subject matter of this Agreement is that GVS shall make the LWL routes which are specified in greater detail below available to HER for the purpose of telecommunications operations and shall provide HER with the possibility of freely using such routes on a long-term basis.

As the LWL routes which are the subject of this Agreement were not yet ready on the date of its execution, GVS shall first of all construct these LWL routes. GVS particularly undertakes to find and provide the locations which are required to accommodate system equipment for the specified purposes and to set up systems engineering locations in the manner described in Schedule 4. After the LWL routes have been made available, GVS, as lessor of the LWL routes, shall then be responsible for their upkeep and especially for the maintenance work specified in Schedule 3.

1.1     FIBRE OPTIC ROUTES (LWL ROUTES)

The LWL cables to be laid for the purpose of constructing the routes shall be laid in a cable duct in the shelter belts of the natural gas pipelines belonging to GVS. The LWL cables consist of ##MATERIAL OMITTED AND SEPARATELY FILED UNDER A REQUEST FOR CONFIDENTIAL TREATMENT## of which HER shall make available to GVS for service purposes in connection with the LWL cable. Separate LWL cables shall be laid for HER.

The LWL routes to be provided by GVS shall run along the following GVS pipelines:

* ##MATERIAL OMITTED AND SEPARATELY FILED UNDER A REQUEST FOR CONFIDENTIAL TREATMENT## (LWL route 1);

* ##MATERIAL OMITTED AND SEPARATELY FILED UNDER A REQUEST FOR CONFIDENTIAL TREATMENT## (LWL route 2). LWL route 2 shall be divided into two parts: the first part as far as ##MATERIAL OMITTED AND SEPARATELY FILED UNDER A REQUEST FOR CONFIDENTIAL TREATMENT## shall be designated "LWL Route 2a" and the second part "LWL Route 2b".

The actual direction of the routes is set out in Schedule 1 (General Map) and in Schedule 2 (List of the LWL Routes with Their Approximate Lengths). In case of doubt the List of LWL routes (Schedule 2) shall have priority. The final lengths are evident from the planned length of the cable duct (deep-level length including points of intersection). GVS shall calculate these lengths after constructing the relevant LWL routes and shall provide HER with suitable evidence of these lengths. These final lengths, rounded up or down to complete kilometres, shall form the basis for the calculation of the user fee.

Initially only LWL route 1 shall be subject to this Agreement.

CONFIDENTIAL TREATMENT

The parties have come to the following arrangement regarding LWL route 2:

HER shall be entitled to make a written declaration including this route in this Agreement. This route shall then become subject to this Agreement. Such a declaration must have reached GVS by no later than 15 October 1997.

The technical requirements which the required LWL routes must fulfil and the specification for the LWL cable and the connector of the long-distance cable are set out in Schedule 3 (Technical Conditions for the Utilisation of Fibre Optic Cables and Basic Technical Specifications for Systems Engineering Locations). The LWL fibres shall end at the connector of the long-distance cable at GVS's cable terminal.

During the construction phase GVS must take account of the branching points (branch sleeves) and connection points in its planning. HER shall make these items known beforehand. GVS shall carry out such work in return for the reimbursement of the costs on the basis of the actual work done at the usual rates (non-recurring payments). It shall be possible for HER to add additional exit points at a later date. Such work shall be carried out by GVS at HER's request, while HER shall bear the costs in this connection, in as far as this is not in contradiction with any legal or planning aspects.

1.2.    USING THE STATIONS, / SYSTEMS ENGINEERING LOCATIONS

1.2.1   FINDING LOCATIONS

To ensure the operation of the LWL routes, HER requires systems engineering locations which should be situated at distances of approx. ##MATERIAL OMITTED AND SEPARATELY FILED UNDER A REQUEST FOR CONFIDENTIAL TREATMENT## km along the relevant LWL route.

There is a particular need for systems engineering locations at the following four places along the LWL route, as specified in Schedule 2:

##MATERIAL OMITTED AND SEPARATELY FILED UNDER A REQUEST FOR CONFIDENTIAL TREATMENT##

GVS shall make every effort to provide or find the required locations for systems engineering equipment at the places set out above. HER shall bear the costs thereby incurred.

For this purpose GVS shall make available its own station premises which are its property. These stations shall then be used to accommodate the transmission equipment in return for an adequate fee, should this be in HER's interests and should it not be to the serious detriment of GVS's interests. GVS shall not be entitled to claim the reimbursement of expenses incurred in searching for locations in as far as it makes its own stations available.

CONFIDENTIAL TREATMENT

At present GVS owns the following premises where areas are available for use systems engineering locations:

Along LWL route 1:

* ##MATERIAL OMITTED AND SEPARATELY FILED UNDER A REQUEST FOR CONFIDENTIAL TREATMENT## (compressor station)

* ##MATERIAL OMITTED AND SEPARATELY FILED UNDER A REQUEST FOR CONFIDENTIAL TREATMENT## (control point for communication engineering)

* ##MATERIAL OMITTED AND SEPARATELY FILED UNDER A REQUEST FOR CONFIDENTIAL TREATMENT## (compressor station)

Along LWL route 2:

* ##MATERIAL OMITTED AND SEPARATELY FILED UNDER A REQUEST FOR CONFIDENTIAL TREATMENT## (control point)

Should these locations should not be suitable for the accommodation of systems engineering equipment, particularly if a reason for their lack of suitability is that the maximum distances between the systems engineering locations is exceeded, GVS shall make every endeavour to provide or obtain other suitable accommodation possibilities or surfaces for the system equipment. HER shall bear any costs incurred in doing so. The extent of the efforts which GVS shall make in this respect is set out in Schedule 4 to this Agreement.

The basic technical specifications for the systems engineering locations are set out in Schedule 3. The detailed specifications required for evidence shall be handed over to GVS at the dates set out in the Time Schedule (Schedule 5).

At HER's request GVS shall, if necessary, find or set up other or additional systems engineering locations along the LWL routes. These shall locations that meet the specifications set out in Schedule 3 and 4 or other systems engineering plants. HER shall bear the costs incurred.

GVS shall make its contacts available for the connections that HER requires to the city centres.

1.2.2   SETTING UP SYSTEMS ENGINEERING LOCATIONS

On HER's behalf GVS shall establish four systems engineering locations. This shall include the necessary infrastructure. HER shall bear the costs incurred in doing so. The requirements which the establishment of such systems engineering locations should meet are set out in detail in Schedules 3 and 4 to this Agreement. HER shall provide GVS with turn-key containers for the purpose of setting up systems engineering locations. These containers are and shall remain the property of HER. HER shall provide GVS with the turn-key containers by no later than 10 November 1997. They shall be delivered

CONFIDENTIAL TREATMENT

free of charge to the building site, including a call off period of 5 days and transport to the relevant location. The containers shall be set up on GVS's land in such a way that they are removable at any time. They shall be set up only for the duration of this Agreement pursuant to section 95, paragraph 1 of the German Civil code (BGB).

GVS shall provide HER with engineering services for systems engineering locations, as set out in Schedule 4. GVS shall charge HER for these services on the basis of the effort involved.

1.2.3   CLOSING DOWN SYSTEMS ENGINEERING LOCATIONS

HER may require at any time that systems engineering locations be closed down and the LWL cable connected up via the former location. HER shall bear the costs in this connection. GVS shall be entitled to restore the location to its original condition HER shall bear the costs incurred in doing so.

1.3     CONTENT AND SCOPE OF THE RIGHT OF UTILISATION

1.3.1   LWL ROUTES

GVS shall provide HER with the LWL routes which are the subject matter of this Agreement and shall also provide HER with systems engineering locations for HER's free and unrestricted use for purposes of telecommunications. This shall particularly include the right allow third parties the full or partial use of the LWL route or its transmission capacity for purposes of telecommunications.
Section 549, paragraph 1 of the German Civil Code shall not apply. GVS shall allow HER to exercise its rights of way in respect of the LWL cables which are to be made available.

HER shall have functional control over the LWL route, as defined in the Law on Telecommunications (TKG).

1.3.2   OPERATION, REPAIRS AND ADMINISTRATION

Within the framework of its obligations as lessor GVS shall be responsible for repairing the LWL cables in the event of faults, in each case up to the connector of the long-distance cable. GVS shall also be responsible for carrying out any modification work on the LWL cables. GVS shall set up or have a third party set up an emergency service to be on call 24 hours a day.

In addition to this, GVS, within the framework of its obligations as lessor, undertakes to take on the responsibility for the upkeep (maintenance and repairs) of the system engineering locations ("first-level maintenance"), also to the limited extent set out in Schedule 6 to this Agreement and for the duration of the time that these locations are used by HER. Should more than ##MATERIAL OMITTED AND SEPARATELY FILED UNDER A REQUEST FOR CONFIDENTIAL TREATMENT## hours' work (including travelling times) per year

CONFIDENTIAL TREATMENT

be required for first-level maintenance, GVS shall charge for the maintenance services separately and on an hourly basis as from the ##MATERIAL OMITTED AND SEPARATELY FILED UNDER A REQUEST FOR CONFIDENTIAL TREATMENT## hour.

As regards any possible damage to the LWL cable, GVS undertakes to adhere to the standard repair times for the standard faults, both of which are set out in
Schedule 7.

GVS shall notify HER of all plans for any work which will lead interruptions in the LWL cable on which the LWL routes are based. Should it be necessary to divert any cables GVS shall also ensure that the LWL cable is also diverted. In addition to this, GVS shall, if possible, also notify HER in good time of any other work in the shelter belt of the gas pipelines which could hinder the functioning of the LWL cable. The deadlines for such notification and their required contents are set out in Schedule 3 to this Agreement.

GVS shall ensure the proper administration and enforcement of all rights. This includes technical administration, such as responding to questions from third parties in connection with third-party lines. GVS shall have the particular responsibility of ensuring that rights of way are obtained in order to lay and operate fibre optic cables for purposes of telecommunications, with the possibility of leasing them and subleasing them to third parties.

GVS shall be entitled to entrust third parties with the duties set out above.

1.4     LAYING CABLES AT STATIONS

HER shall be entitled to lay cables under the land of the stations which are owned by GVS, up as far as the boundary of the property. The cables should not impair the functioning and the safety of GVS's natural gas pipelines nor of the communication and control facilities which have been installed. In this respect the consent of GVS must be obtained for the route along which the cables are to be laid.

GVS shall make every effort to support HER in acquiring rights of way beyond the boundaries of its property. HER shall bear the costs incurred in this respect.

1.5     ACCESS TO STATION PREMISES

GVS shall grant HER's specialised manpower and, if applicable, the specialised manpower of companies to which HER farms out work access to the locations used by HER and HER's customers, after such staff have received the relevant instructions and after prior appointment by telephone. This shall apply in as far as these locations are the property of GVS. If necessary, this right of access shall also apply outside GVS's normal business hours. Prior appointment by telephone shall only be required if HER's manpower or the manpower of companies to which HER farms out

CONFIDENTIAL TREATMENT

work enter the premises themselves or have to cross over the premises, particularly when there are no separating fences.

2.      COMPLETION AND ACCEPTANCE OF THE LWL ROUTES

2.1     COMPLETION DATES

The LWL routes, including the systems engineering locations and the remaining infrastructure which form the subject matter of this Agreement, as set out in clause 1 and its paragraphs, are to be made available to HER for acceptance tests (in the form of measurements) by the following dates:

LWL route 1:     To be completed for acceptance test by:   ##MATERIAL OMITTED
AND SEPARATELY FILED UNDER A REQUEST FOR CONFIDENTIAL TREATMENT##

LWL route 2:     To be completed for acceptance test by:   ##MATERIAL OMITTED
AND SEPARATELY FILED UNDER A REQUEST FOR CONFIDENTIAL TREATMENT##

2.2     TIME SCHEDULE

A time schedule forms Schedule 5 to this Agreement. This Schedule contains a list of the most important dates for the fulfilment of the obligations which are the subject matter of this Agreement.

2.3     INFORMATION ON THE PROGRESS OF THE PROJECT

GVS shall immediately inform HER if there are any signs of difficulty in constructing the route which could influence the completion dates set out in clause 2.1.

2.4     ACCEPTANCE PROCEDURE ON COMPLETION OF THE LWL ROUTES

By giving at least ##MATERIAL OMITTED AND SEPARATELY FILED UNDER A REQUEST FOR CONFIDENTIAL TREATMENT## notice GVS shall notify HER that the relevant LWL route is ready to be made available and that an acceptance test (measurement) can be carried out. In this notification GVS shall indicate the date for such a measurement. The acceptance test (measurement) set out in the specifications in the Technical Conditions (Schedule 3) shall then be carried out on the specified date. The test certificates shall be handed over to HER.

If the LWL route meets the requirements set out in the Technical
Specifications, HER shall notify GVS of this within ##MATERIAL OMITTED AND SEPARATELY FILED UNDER A REQUEST FOR CONFIDENTIAL TREATMENT## days of receiving the test certificates. The route shall be deemed made available when such notification has been received.

CONFIDENTIAL TREATMENT

Should HER receive the test certificates and not submit a complaint regarding the results of the acceptance test within a time limit of ##MATERIAL OMITTED AND SEPARATELY FILED UNDER A REQUEST FOR CONFIDENTIAL TREATMENT## days, the LWL route shall be deemed made available when this time limit has expired.

As from the time that the route has been made available, GVS shall be responsible for keeping it in functioning order and for its upkeep. HER shall be obliged to pay the user fee specified in clause 3.1.

If the LWL route does not meet the requirements set out in the Technical Specifications and should HER submit a complaint regarding the result of the acceptance test, the route shall be regarded as not having been made available.

If the acceptance test cannot be carried out within ##MATERIAL OMITTED AND SEPARATELY FILED UNDER A REQUEST FOR CONFIDENTIAL TREATMENT## days after GVS gives punctual notification that the LWL route is ready to be made available and should this be due to reasons which are the responsibility of HER, the LWL route shall be deemed made available and handed over after this time has expired.

Each party shall separately bear the costs it incurs in carrying out the first acceptance test and recording of the results in a test certificate. GVS shall be particularly responsible for bearing the costs of the technical part of the acceptance test.

Should the acceptance test initially show that the LWL route is not fit to be put into operation and should HER notify GVS of this fact in good time, GVS shall be obliged to immediately make the LWL route fit to be put into operation.

Should this be the case and GVS has already started work on making the LWL route fit for operation, GVS shall immediately notify HER in writing as soon as such work has been completed. Then the aforesaid procedure shall be repeated at GVS's expense.

As from the time that the route is made available, GVS shall guarantee that the rights required in order to use the LWL route for purposes of telecommunications, including the right to make the route completely or partly available to third parties, are sufficiently protected against any opposing interests of the owners of the land. GVS shall particularly guarantee that any compensation payments that may be due pursuant to section 57 of the Law on Telecommunications have been paid. These rights must be sufficiently protected even if GVS partly or completely ceases its gas supply operations on the LWL routes.

GVS shall also be responsible for obtaining any official approvals which are required in order to construct and operate the LWL routes. This shall

CONFIDENTIAL TREATMENT

particularly include approval or permission in connection with crossing traffic highways and laying cables along or under traffic highways, including agreements for the utilisation of highways with those affected by the burden of the building work. It shall also include approval or permission in connection with crossing waterways or setting up facilities in or near rivers and lakes and for work in areas susceptible to flooding or work which could have an effect on the water economy and approvals which could be necessary in connection with the German Nature Conservation Act and the nature conservation and landscape conservation laws of the German Lander, or in connection with building or planning laws or laws on regional planning.

2.5     DOCUMENTATION

The contracting parties shall provide each other with all the necessary information and documentation required for planning and implementing the project and for the operation and upkeep of the routes.

GVS shall allow HER to inspect the plans for the route in as far as this should be necessary for their subsequent use of the part of HER. HER shall provide GVS with the documentation and information which GVS requires in order to perform its obligations under this Agreement.

When the routes are made available, GVS shall provide HER with the plans for the entire network of LWL routes. These plans shall be drawn up on a scale of 1:25,000 and on a scale of 1:1,000/1:2,000 for the areas around connection points.

2.6 FAILURE TO COMPLY WITH THE COMPLETION DATES AND TECHNICAL DEFECTS, NOTICE OF TERMINATION

2.6.1   BASIC PRINCIPLES

Should GVS fail to make the routes available on schedule or fail to make them available in a proper condition, GVS shall pay HER the liquidated damages set out in clause 2.6.2. GVS's contractual and legal liability to make the routes available in good time and in proper condition shall be limited to these penalties.

Should the routes not be made available or not be made available on schedule due to failure to obtain rights of way or official approvals or failure to obtain such rights of way or official approvals in good time, GVS shall assume no liability or warranty and shall not be liable to pay damages.

Furthermore, should the completion of LWL route 1 be delayed by more than ##MATERIAL OMITTED AND SEPARATELY FILED UNDER A REQUEST FOR CONFIDENTIAL TREATMENT## days for reasons which are the responsibility of GVS, HER shall be entitled to withdraw from this Agreement and to demand the reimbursement of the advance payment which has already been remitted.

CONFIDENTIAL TREATMENT

HER shall not be entitled to withdraw from this Agreement if the completion deadline is exceeded due to failure to obtain rights of way or official approvals or due to failure to obtain such rights of way or official approvals in good time.

The aforesaid arrangements shall also apply if an LWL route has technical defects at the time that it is made available, as long as the technical defects are so minor that all LWL fibres are available and the transmission properties of the LWL fibres diverge from the specifications to such a minor extent that the LWL route can be used for its intended purpose.

The defects shall be deemed minor if they are not of such as nature as to prevent the routes being made available and accepted (clause 2.4). In this event GVS shall rectify these defects within four weeks.

2.6.2   DAMAGES

The damages which GVS shall be obliged to pay to HER in accordance with clause
2.6.1 shall be as follows:

                     Delay (in days)                                        DM/calendar date/LWL route
                     ---------------                                        --------------------------
                     for LWL route 1
                     ##MATERIAL OMITTED AND SEPARATELY FILED UNDER A        ##MATERIAL OMITTED AND SEPARATELY FILED UNDER A
                     REQUEST FOR CONFIDENTIAL TREATMENT##                   REQUEST FOR CONFIDENTIAL TREATMENT##
                     more than ##MATERIAL OMITTED AND SEPARATELY FILED      ##MATERIAL  OMITTED  AND  SEPARATELY  FILED  UNDER  A
                     UNDER A REQUEST FOR CONFIDENTIAL TREATMENT##           REQUEST FOR CONFIDENTIAL TREATMENT##

                     for LWL routes 2a and 2b
                     ##MATERIAL OMITTED AND SEPARATELY FILED UNDER A        ##MATERIAL OMITTED AND SEPARATELY FILED UNDER A
                     REQUEST FOR CONFIDENTIAL TREATMENT##                   REQUEST FOR CONFIDENTIAL TREATMENT##
                     more than ##MATERIAL OMITTED AND SEPARATELY FILED      ##MATERIAL OMITTED AND SEPARATELY FILED UNDER A
                     UNDER A REQUEST FOR CONFIDENTIAL TREATMENT##           REQUEST FOR CONFIDENTIAL TREATMENT##


The damages payable for LWL route 1 shall amount to a maximum of DM ##MATERIAL OMITTED AND SEPARATELY FILED UNDER A REQUEST FOR CONFIDENTIAL TREATMENT##, while the damages payable for LWL routes 2a and 2b shall amount to a maximum sum of DM ##MATERIAL OMITTED AND SEPARATELY FILED UNDER A REQUEST FOR CONFIDENTIAL TREATMENT##. These damages shall also be payable if a route is defective at the time that it is made available or accepted, should such technical defects be greater than merely minor defects, i.e. defects that are so minor that all LWL fibres are available and the transmission properties diverge from the specifications to such a minor extent that the LWL route can be used for its intended purpose.

CONFIDENTIAL TREATMENT

2.6.3   HER'S DUTY TO COOPERATE

The parties are in agreement that LWL route 1 can only be made available by the completion date if HER provides the planning permission documents for the systems engineering locations punctually by 25 July 1997 and the containers for the systems engineering locations punctually by 10 November 1997, as envisaged in the Time Schedule (Schedule 5)

Should HER provide the planning permission documents or the containers for the systems engineering locations at a date which is later than that specified in the Time Schedule, GVS shall nevertheless make every effort to comply with the completion date which has been agreed on for LWL route 1. In detail the following shall apply:

In view of GVS's obligation to pay damages (clause 2,.6.2) and HER's right to withdraw from the agreement after a delay in excess of ##MATERIAL OMITTED AND SEPARATELY FILED UNDER A REQUEST FOR CONFIDENTIAL TREATMENT## days (clause 2.6.1), the completion date shall be postponed by the same amount of time that HER delays in complying with its duty to cooperate (providing the documents or the containers). The parties are furthermore in agreement that the term for the completion of LWL route 1 shall be suspended from 22 December 1997 until 6 January 1998. The same shall apply for times when work that is still necessary to complete the route cannot be carried out due to bad weather conditions, should such weather conditions delay the construction of the route.

Should the completion of LWL route 1 be delayed to such an extent that it is still not ready after 15 January 1998 due the planning permission documents or the containers for systems engineering locations not being made available, after 15 January 1998 HER shall pay damages amounting to DM ##MATERIAL OMITTED AND SEPARATELY FILED UNDER A REQUEST FOR CONFIDENTIAL TREATMENT## for each day that the completion of the route is delayed. Such damages, however, shall be limited to a maximum sum of DM ##MATERIAL OMITTED AND SEPARATELY FILED UNDER A REQUEST FOR CONFIDENTIAL TREATMENT##. HER shall not be obliged to pay damages should the delay be due to the fact that GVS carried out no work on the route during the period from 22 December 1997 to 6 January 1998 or due to bad weather conditions.

If it is not possible for the route to be made available by 15 February 1998, also due to a failure on HER's part to comply with its duty to cooperate, the LWL route shall be deemed made available in respect of the user fee which is payable. This shall not apply should the delay be due to the fact that GVS carried out no construction work during the period between 22 December 1997 and 6 January 1998 or due to bad weather conditions. At all events GVS shall remain under obligation to complete the route and make it available within the extended deadline which shall apply due to a delay on HER's part in providing documents and containers.

Should GVS delay in making the route available after the delayed provision of the planning permission documents or the containers, HER shall no longer be obliged to pay damages or user fees as from the time that GVS defaults on its

CONFIDENTIAL TREATMENT

obligations. In this respect the general arrangements concerning delayed completion on the part of GVS set out in clauses 2.6.1 and 2.6.2 shall apply. Any damages payable by GVS shall be set off against any damages payable by HER.

Within a time limit of one week GVS shall examine the planning permission documents for the construction of the systems engineering locations which HER has submitted and shall notify HER of whether the planning permission documents are complete from the point of view of GVS. GVS shall confirm this in writing by sending HER a fax within the one-week time limit allowed for the examination of the planning permission documents. Should GVS confirm that the planning permission documents are complete from its point of view, HER shall be deemed to have complied with its obligation to submit planning permission documents as from the date that GVS receives them. Should this not be the case, HER shall provide any planning permission documents which are missing as quickly as possible and the procedure set out above shall be repeated accordingly.

Should it become apparent during the processing of the planning permission documents that they are incomplete from the point of view of the authorities and should the completion of LWL route 1 be delayed as a result, the time allowed for completion on the part of GVS shall be prolonged by a period which is equal in length to the period during which completion was not possible to due failure to obtain approval from the authorities. If this means that the route cannot be made available until after 14 January 1998, HER shall not be obliged to pay damages. Should completion not be possible until after 15 February 1998 for the same reasons, the LWL route shall be deemed not yet made available in respect of the payment of the user fee.

3.      REMUNERATION

3.1     THE USER FEE AND THE ADJUSTMENT OF THE USER FEE

3.1.1   THE USER FEE

HER shall pay GVS a user fee for the LWL routes which are made available. The user fee shall be calculated per metre of the length set out in clause 1.1 and shall amount to DM ##MATERIAL OMITTED AND SEPARATELY FILED UNDER A REQUEST FOR CONFIDENTIAL TREATMENT##/m of the final length per year. Should HER be the first client to use LWL route 2b, the user fee for this route shall be composed of a non-recurring user fee of DM ##MATERIAL OMITTED AND SEPARATELY FILED UNDER A REQUEST FOR CONFIDENTIAL TREATMENT##/m and an ongoing user fee of DM ##MATERIAL OMITTED AND SEPARATELY FILED UNDER A REQUEST FOR CONFIDENTIAL TREATMENT##/m per annum.

CONFIDENTIAL TREATMENT

3.1.2   MARKETING THE ROUTES TO THIRD PARTIES

Should HER exercise the option set out in clause 1.1 for at least LWL route 2a, and should part of LWL route 1 be marketed to third parties, GVS shall grant HER a ##MATERIAL OMITTED AND SEPARATELY FILED UNDER A REQUEST FOR CONFIDENTIAL TREATMENT## % discount on the annual user fee for the part of LWL route 1 that has been marketed to third parties.

Should HER exercise the option set out in clause 1.1 for LWL route 2b as the first client to use this route and should LWL route 2b be marketed to third parties, the annual user fee shall be reduced to DM ##MATERIAL OMITTED AND SEPARATELY FILED UNDER A REQUEST FOR CONFIDENTIAL TREATMENT##/m for the part of LWL route 2b that has been marketed to third parties. Should LWL route 2 a be marketed to one or several third parties GVS shall grant HER a ##MATERIAL OMITTED AND SEPARATELY FILED UNDER A REQUEST FOR CONFIDENTIAL TREATMENT## % discount on the annual user fee for the part of LWL route 2a that has been marketed to third parties.

If the fibres are used for operational purposes (not for providing commercial telecommunications services) by GVS or its shareholders, this shall not be regarded as a case of the route having being marketed to a third party.

3.1.3   ADJUSTMENT OF THE USER FEE

Should the fictitious user fee, which shall adjusted on 1 July of each year in accordance with the formula set out below, be brought in line with the general development of wages and salaries and the prices for capital goods and should such an adjustment mean that the user fee then exceeds the user fee subject to this Agreement by more than ##MATERIAL OMITTED AND SEPARATELY FILED UNDER A REQUEST FOR CONFIDENTIAL TREATMENT##, the parties shall negotiate an adequate adjustment of the user fee. Whenever the adjustment of the fictitious user fee result in a rise by a further ##MATERIAL OMITTED AND SEPARATELY FILED UNDER A REQUEST FOR CONFIDENTIAL TREATMENT## in comparison with the user fee subject to this Agreement, the parties shall once again negotiate an adequate adjustment of the user fee.

##MATERIAL OMITTED AND SEPARATELY FILED UNDER A REQUEST FOR CONFIDENTIAL TREATMENT##

I(n)    The index for capital goods (1) in the relevant year of utilisation

I(0) The index for capital goods (1), as published in the year that the Agreement was concluded

L(n) The index for wages and salaries (2) in the relevant year of utilisation

L(0) The index for wages and salaries (2) in the year that the Agreement was concluded

CONFIDENTIAL TREATMENT

(1) The producer price index for commercial products (domestic sales) according to the Annual Statistics published by the Federal Statistical Office (series 23.7, Equipment and Facilities for Communication Technology, 1995 edition)

(2) The index of average gross earnings in industry according to the Annual Statistics published by the Federal Statistical Office (series 22.2, The Industry for Capital Goods, 1995 edition)

The formula above relates to the ongoing user fee payable for the utilisation of LWL route 1, free of any discounts. The fictitious, ongoing user fee payable for the utilisation of routes 2a and 2b shall calculated by adding the ongoing user fee payable in the year that this Agreement was concluded and the sum which results from the difference arrived at by applying the adjustment formula for route 1 (Ne(n) - NE(0)).

3.2     ADVANCE PAYMENTS

As an advance payment on the payments to be remitted under this Agreement for the services rendered by GVS in the field of telecommunications and which are the subject matter of this Agreement HER has already remitted the sum of DM ##MATERIAL OMITTED AND SEPARATELY FILED UNDER A REQUEST FOR CONFIDENTIAL TREATMENT## by virtue of a basic agreement which the two parties concluded on 25 June 1997 (clause 1, paragraph 3 of the said agreement). This advance payment shall be set off against all claims that GVS has under the present Agreement in the sequence that such claims become due for payment.

GVS reserves the right to pay back at any time the part of the advance payment that has not yet been set off against its claims.

3.3     VALUE ADDED TAX

In view of the decision taken by the European Commission on 17 March 1997 (official collection L86/9) and the circular of the German Minister of Finance dated 29 April 1997 (DSTR 1997, page 700), the parties assume that the services which GVS shall render for HER under this Agreement will not attract value added tax in Germany. Should this assumption prove to be incorrect, HER shall remit all payments plus value added tax at the applicable statutory rate, in as far as such value added tax is payable.

3.4     DUE DATES FOR PAYMENT

As from the time that the routes are made available and accepted the annual user fees shall be paid for the 18-year period that HER uses the LWL route. Such fees shall be due in four equal instalments, each in the middle of a quarter for the current quarter after an invoice has been issued. The first

CONFIDENTIAL TREATMENT

instalment of the user fee shall be paid on the first due date which follows the origin of the obligation to remit payment.

The non-recurring user fee for LWL route 2b shall be due 14 days after this LWL route has been made available and an invoice has been issued. All other payments under this Agreement shall be due within 14 days after an invoice has been issued.

3.5     BANK ACCOUNTS

Payments shall be deemed remitted on the date on which the bank account entry becomes effective in GVS's account (on the value date):

##MATERIAL OMITTED AND SEPARATELY FILED UNDER A REQUEST FOR CONFIDENTIAL TREATMENT##

or in HER's account

ABN AMRO
Kneuterdijk
Postbus 165
2501 AP Den Haag
Account no.: 42.84.19.682

Clause 16 of this Agreement (clause on the written form) shall not apply as regards a change of bank account. In this connection written notification to the other contracting party by registered mail with acknowledgement of receipt shall be deemed sufficient.


3.6     LATE PAYMENT

Should HER or GVS be late in remitting any payments due under this Agreement, interest shall be charged at a rate of ##MATERIAL OMITTED AND SEPARATELY FILED UNDER A REQUEST FOR CONFIDENTIAL TREATMENT## above the applicable discount rate of the German Bundesbank.

Should HER default on payment of the user fee for two dates in succession or should HER be late in paying an amount equal to the amount payable for two six-monthly periods for a period which encompasses a longer period of time than two due dates and should HER then fail to remit payment, despite receiving two reminders (the second threatening to terminate the Agreement), each allowing a ##MATERIAL OMITTED AND SEPARATELY FILED UNDER A REQUEST FOR CONFIDENTIAL TREATMENT##-day period for payment, GVS shall have the right to terminate the Agreement on exceptional grounds in respect of the LWL route which is affected by the late payment.

CONFIDENTIAL TREATMENT

In this case GVS shall be entitled to claim damages in respect of the user fee which HER has failed to pay. Such damages shall amount to the annual user fees set out in clause 3.1 and shall be calculated as from the time that notice to terminate the Agreement on exceptional grounds becomes effective until the time that the Agreement expires, as set out in clause 10, less any expenses saved.

The damages shall be immediately payable in a lump sum. The amount which is payable shall be calculated on the basis of the total expenses incurred by the time that the Agreement actually expires discounted and reduced by sum of the expenses saved or the user fees charged to third parties (current value of the user fees). Interest shall be calculated on the basis of the discount rate charged by the German Bundesbank at the time that the Agreement expires plus ##MATERIAL OMITTED AND SEPARATELY FILED UNDER A REQUEST FOR CONFIDENTIAL TREATMENT##.

To limit the damage GVS shall endeavour to find suitable alternative clients. Should GVS succeed in finding such clients for the LWL route affected by the termination of the Agreement on exceptional grounds, the user fees obtained for this route shall be set off against GVS's claims for damages.

4.      INDEPENDENCE OF THE LWL ROUTES

The LWL routes under this Agreement are legally independent of one other. The termination of the Agreement in respect of certain LWL routes shall not affect the rights and duties in connection with the remaining LWL routes.

5.      TERMINATION UNTIL THE TIME THAT THE ROUTES ARE MADE AVAILABLE/ UNTIL
        ACCEPTANCE

5.1     TERMINATING THE AGREEMENT IN RESPECT OF ROUTES WHICH HAVE BEEN NEWLY
        BUILT

Regardless of whether any dates scheduled for completion are overstepped, HER shall have the right to give written notice of termination in respect of a route which is being newly constructed up until the time that this new LWL route is made available (see clause 2.4) if HER is the first client for this route. The notice of termination shall become effective one week after GVS has received it

In all cases in which HER gives notice of termination in accordance with the aforesaid arrangement the following shall apply:

When notice of termination becomes effective GVS and HER shall be released of their contractual obligations in respect of the LWL route for which notice of termination has been given with the exception of the obligations set out below.

CONFIDENTIAL TREATMENT

GVS shall work out all expenses it has incurred until receipt of the notice of termination in respect of the LWL route concerned. HER shall reimburse GVS for these expenses within ##MATERIAL OMITTED AND SEPARATELY FILED UNDER A REQUEST FOR CONFIDENTIAL TREATMENT## days after an invoice has been issued.

To limit the damage GVS shall endeavour to find suitable alternative clients for the LWL route affected by the termination. Should GVS succeed in finding such clients for the LWL route for which notice of termination has been given within ##MATERIAL OMITTED AND SEPARATELY FILED UNDER A REQUEST FOR CONFIDENTIAL TREATMENT## months after the notice of termination becomes effective or if alternative clients have already been found for the route at the time that notice of termination becomes effective, the contracting parties, in consideration of the circumstances, shall reach an arrangement which takes account of the payments rendered by HER as set out above.

Apart from this, the contracting parties shall not have the right to assert any further claims against the other party.

5.2     TERMINATION IF IT SHOULD NOT BE POSSIBLE TO FIND SYSTEMS ENGINEERING
        LOCATIONS

Should GVS not succeed in finding suitable locations for systems engineering equipment, pursuant to clause 1.2.1, at acceptable conditions within one year of the completion date set out in clause 2.1., both contracting parties shall be entitled to terminate this Agreement in respect of the LWL route affected.

In all cases in which HER gives notice of termination in accordance with the aforesaid arrangement the following shall apply:

When the notice of termination becomes effective GVS and HER shall be released from their obligations under this Agreement in respect of the new LWL route for which notice of termination has been given, with the exception of the obligations set out below.

Should GVS give notice of termination in respect of LWL route 1 according to the aforesaid arrangement, GVS shall reimburse HER for the advance payment which HER has remitted in accordance with clause 3.2 for LWL route 1. This shall be done within a period of 14 days.

Should HER give notice of termination according to the aforesaid arrangement, GVS shall calculate all expenses which GVS has incurred in relation to the LWL route concerned up to the time that it receives the notice of termination and HER shall reimburse GVS for these expenses within 14 days of an invoice having been issued. If LWL route 1 is affected, these expenses shall be set off against the advance payment which HER has remitted for LWL route 1. Should the advance payment be in excess of the expenses which GVS has incurred, GVS shall reimburse HER for this amount.

CONFIDENTIAL TREATMENT


To limit the damage GVS shall endeavour to find suitable alternative clients for the LWL route for which notice of termination has been given. Should GVS succeed in finding such alternative clients within ##MATERIAL OMITTED AND SEPARATELY FILED UNDER A REQUEST FOR CONFIDENTIAL TREATMENT## years after notice of termination becomes effective or should alternative clients already have been found for the route at the time that the notice of termination becomes effective, the contracting parties, taking the relevant circumstances into consideration, shall negotiate an arrangement which takes adequate account of the payments which HER has remitted, as set out above.

Apart from this, the contracting parties shall not have the right to assert any further claims against the other party.

6.      AVAILABILITY OF THE ROUTES AFTER ACCEPTANCE

6.1     PERMISSIBLE DOWNTIMES

GVS shall be obliged to rectify any faults in the LWL cables as quickly as possible. GVS shall guarantee the system's availability with regard to downtimes due to failure as set out in clause 6.3.

6.2     PUTTING THE CABLE FACILITIES OUT OF OPERATION

Should it be necessary and planned to put the cable facilities out of operation or to switch off the LWL routes owing to maintenance work on the gas pipelines, such measures shall not be taken into account when calculating the permissible downtimes. The planning and consultation process for scheduled work is set out in Schedule 3 (Technical Conditions).

Should it be necessary to put the cable facilities out of operation because it has become necessary to divert the routes (due to road construction measures etc.), such measures shall also not be considered when calculating the permissible downtimes.

The aforesaid arrangements shall not apply if GVS should, by wilful intent or due to negligence, fail to comply with its obligation to provide information as set out in Schedule 3, paragraph 6. The degree of negligence involved shall be irrelevant.

If the cable facilities are put out of operation or switched off due to measures to divert the routes, such measures should be co-ordinated and carried out in one block and, if possible, for each LWL route separately and at only three or four dates in a year.

CONFIDENTIAL TREATMENT

6.3     DOWNTIMES, TIME REQUIRED TO RECTIFY FAULTS, SERIOUS DAMAGE

The arrangements set out in the following subparagraphs concerning downtimes and times required to rectify faults are final. Should an LWL route be put out of operation due to technical reasons, the contracting parties shall not be entitled to assert any claims for damages, claims for the payment of the user fee or claims for reductions in the user fee, nor shall this entitle them to give notice of termination. Only the legal consequences set out hereunder shall apply. This shall not affect the right of either party to give notice of termination on exceptional grounds. The limitation of liability under this Agreement shall apply in as far as nothing to the contrary is set out in the more specific subparagraphs below.

6.3.1   EXCEEDING THE PERMISSIBLE DOWNTIMES

Should an LWL route become completely or partially inoperable for longer than ##MATERIAL OMITTED AND SEPARATELY FILED UNDER A REQUEST FOR CONFIDENTIAL TREATMENT## hours within the first ##MATERIAL OMITTED AND SEPARATELY FILED UNDER A REQUEST FOR CONFIDENTIAL TREATMENT## years after it has been made available and should this be due to one or several downtimes along this route, GVS shall compensate HER by paying a sum of money which is four times the amount of the annual user fee for one hour's use of the relevant LWL route (blanket guarantee for the availability of the network). GVS shall pay such compensation for each hour and partial hour that the route remains inoperable after the expiry of the ##MATERIAL OMITTED AND SEPARATELY FILED UNDER A REQUEST FOR CONFIDENTIAL TREATMENT## hours set out above, regardless of the question of blame and regardless of whether the unavailability of the route is due to a case of force majeure.

Should GVS exceed the regular periods of time allowed for rectifying certain standard faults, as set out in Schedule 7, GVS shall pay HER damages for each hour and partial hour and for each separate fault. Such damages shall amount to ##MATERIAL OMITTED AND SEPARATELY FILED UNDER A REQUEST FOR CONFIDENTIAL TREATMENT## of the annual user fee for the relevant LWL route.

Should it become apparent in hindsight that the fault in the LWL cable facility (the LWL cable including the connector of the long-distance cable) was not the responsibility of GVS, HER shall reimburse GVS for all expenses in connection with troubleshooting measures and measures to rectify the fault. In such a case the hours of downtime shall not be considered when calculating the permissible downtime of ##MATERIAL OMITTED AND SEPARATELY FILED UNDER A REQUEST FOR CONFIDENTIAL TREATMENT## years, as set out in paragraph 1, and GVS shall not be liable for damages in the event that the standard period of time allowed for rectifying faults has been exceeded.

Should the downtime hours of an LWL route amount to fewer than ##MATERIAL OMITTED AND SEPARATELY FILED UNDER A REQUEST FOR

CONFIDENTIAL TREATMENT

CONFIDENTIAL TREATMENT## years after the route has been made available, HER shall reimburse GVS any damages it may have paid in this connection.

After the expiry of the introductory period of ##MATERIAL OMITTED AND SEPARATELY FILED UNDER A REQUEST FOR CONFIDENTIAL TREATMENT## years the maximum downtime guaranteed by GVS shall be adjusted in accordance with the experiences gained in operating LWL routes in Baden-Wurttemberg and in comparable regions in Germany and in Europe.

Serious damage or a possible destruction of the LWL routes shall not be taken into consideration in calculating the hours of downtime. Such cases of serious damage or destruction shall be subject to the arrangement set out in clause 6.3.4.

Should an LWL route which is the subject to this Agreement become unavailable, so that HER is unable to use it, without HER being able to assert any claim for the payment of damages by GVS, HER shall be released from its obligation to pay the ongoing user fee for the LWL route in question. This shall not apply if the unavailability of the route is HER's responsibility

6.3.2   INTERRUPTIONS TO OPERATIONS CAUSED BY GVS

Should GVS be guilty of gross negligence in causing an interruption to operations in the context of the business of supplying gas, GVS's liability for consequential damage in each case of such an interruption shall be limited to the sum of DM ##MATERIAL OMITTED AND SEPARATELY FILED UNDER A REQUEST FOR CONFIDENTIAL TREATMENT##. This liability is independent of the liability to pay damages according to the aforesaid arrangement. GVS shall bear the burden of evidence in proving that it is not guilty of gross negligence. This shall not affect the arrangements set out in clause 7.

6.3.3   INTERRUPTIONS TO OPERATIONS CAUSED BY HER

GVS shall be released of the obligation to pay the damages set out in clause
6.3.1 above should HER or HER's agents of performance be responsible for the fact that the downtimes set out in clause 6.3.1 have been exceeded. In this case HER shall also bear the costs for the repair of the LWL route.

6.3.4   SERIOUS DAMAGE TO / DESTRUCTION OF THE ROUTES

The arrangements set out in clause 6.3.1, clause 6.3.2 and clause 6.3.3 shall not apply in the case of serious damage to or a possible destruction of any LWL routes. In these cases the arrangement set out below shall apply.

Serious damage or destruction under this Agreement is defined as an interruption of operations which is of such a nature that it cannot be remedied within ##MATERIAL OMITTED AND SEPARATELY FILED UNDER A REQUEST FOR

CONFIDENTIAL TREATMENT

CONFIDENTIAL TREATMENT## hours, even by making exhaustive use of all possible technical measures.

In such cases GVS shall immediately restore the LWL routes which are affected. HER shall be released of its obligation to pay the ongoing user fee for the LWL route affected by such damage as long as this route remains unavailable.

Should GVS cause serious damage to or the destruction to an LWL route by wilful intent or due to gross negligence, the time during which this LWL route remains unavailable shall be regarded as a downtime as defined in clause 6.3.1, paragraph 1.

7.      LIABILITY

If nothing to the contrary is stated elsewhere in this Agreement, the contracting parties shall only be liable towards each other for damage which has been caused by wilful intent or by gross negligence. In the case of gross negligence liability shall be limited to direct damage. Compensation for financial loss shall be excluded. Liability for direct damage shall be limited to DM ##MATERIAL OMITTED AND SEPARATELY FILED UNDER A REQUEST FOR CONFIDENTIAL TREATMENT## per case of damage.

8.      FORCE MAJEURE

In cases of force majeure, the following shall apply in as far as nothing to the contrary is stated elsewhere in this Agreement:

Should it not be possible for one of the contracting parties to fulfil its obligations entered into under this Agreement due to events of force majeure, the contracting party in question shall be released of its obligation to fulfil these obligations for the duration of such events. In a similar manner, the other party shall also be released of its corresponding obligations.

The contracting party affected by events of force majeure, as set out in paragraph 1, shall immediately notify the other contracting party of its limited ability to comply with its contractual obligations and shall endeavour to remove the impediments which hinder it in fulfilling its contractual obligations and to do so with the utmost speed.

Force majeure shall be deemed as any external event whose occurrence cannot be avoided, even if proceeding with the greatest possible caution. Particular events of force majeure shall be deemed as war, civil unrest, sabotage, acts on the part of legislators, strike, in as far as the courts regard a strike as a case of force majeure, natural catastrophes and exceptionally bad weather conditions, although other events may also be deemed cases of force majeure. The parties are in agreement that damage caused by third parties to the LWL route, apart from cases of sabotage, shall not be regarded

CONFIDENTIAL TREATMENT

as force majeure. The same applies for damage caused by GVS or its agents of performance.

9.      SCHEDULES TO THIS AGREEMENT

The Schedules mentioned in the present Agreement form an integral part of this Agreement in addition to their function of referring to certain points in the Agreement. In the event of any contradiction between the Agreement and the Schedules thereto, the arrangements set out in the Agreement shall prevail in case of doubt.

10.     THE DURATION OF THE AGREEMENT / OPTION TO PROLONG THE AGREEMENT

This Agreement shall become effective on execution by the two parties. HER's right of utilisation shall run for 18 years for each LWL route, starting on the date that the LWL route is made available/accepted (see too clause 2.6.1., paragraph 1).

HER shall have the option to prolong the Agreement and to exercise this option for each individual LWL route. Should HER wish to exercise such an option, HER shall be required to submit a written declaration to this effect to GVS by no later than ##MATERIAL OMITTED AND SEPARATELY FILED UNDER A REQUEST FOR CONFIDENTIAL TREATMENT## months before the end of the contractual period of use of the first LWL route to be made available. Should this option be exercised, this Agreement shall be prolonged by such a period for each LWL route that a total lease of 30 years results, measured in terms of the LWL route first made available to HER.

The following arrangement shall apply as regards the user fee during the period affected by the option set out in paragraph 2:

GVS shall calculate the real market value of the network (##MATERIAL OMITTED AND SEPARATELY FILED UNDER A REQUEST FOR CONFIDENTIAL TREATMENT## of its replacement value at the time that the option was exercised) at the beginning of the period when the option starts and shall notify HER of this value.

Should HER not be in agreement with the replacement value as calculated by GVS, the contracting parties shall endeavour to reach a unanimous agreement concerning the replacement value within four weeks of receipt of the above notification. Should it not be possible for the parties to reach such an agreement within this period, they shall appoint an expert to calculate the replacement value and shall make such an appointment within a further period of two weeks. Should the contracting parties, during this extended period, fail to reach an agreement concerning which expert to appoint, a suitable expert shall be appointed by the President of the Chamber of Industry and Commerce in Frankfurt on the application of one of the parties. An expert appointed in this way shall calculate the replacement value in the

CONFIDENTIAL TREATMENT

capacity of an arbitration expert pursuant to sections 315 ff of the German Civil Code (BGB). The expert shall also decide who is to pay his or her fees.

The real market value calculated in this way (##MATERIAL OMITTED AND SEPARATELY FILED UNDER A REQUEST FOR CONFIDENTIAL TREATMENT## of the replacement value) shall be valued using a suitable factor to take account of the cost of capital. This shall be based on a rate of ##MATERIAL OMITTED AND SEPARATELY FILED UNDER A REQUEST FOR CONFIDENTIAL TREATMENT## % per annum in the year that the Agreement was concluded. The market price of leasing comparable LWL routes shall also be calculated and a discount of ##MATERIAL OMITTED AND SEPARATELY FILED UNDER A REQUEST FOR CONFIDENTIAL TREATMENT## shall be deducted to take account of technical modifications or technical progress. The price of the option shall correspond to the average of these two values, but shall at least correspond to the value calculated on the basis of the real market value. The annual user fee to be paid if this option is exercised shall correspond to the average of these two values, but shall at least correspond to the value calculated on the basis of the real market value.

Should HER not be in agreement with the user fee for the option period, HER shall be entitled to decline to exercise this option by observing a time limit of 4 weeks, as from the time that GVS notifies HER of the user fee, or from the time that HER is informed of the conclusions reached by the expert. The Agreement shall then end on the expiry of the term originally envisaged or, if this term should have already expired, with immediate effect.

After the expiry of the option period the Agreement shall automatically be prolonged by a further period of 10 years if neither of the contracting parties gives notice to terminate it by observing a ##MATERIAL OMITTED AND SEPARATELY FILED UNDER A REQUEST FOR CONFIDENTIAL TREATMENT##-year period of notice.

11.     BURDENS IMPOSED BY TAXIES AND LEVIES

The fees which have been agreed on include all taxes and levies, with the exception of value added tax (clause 3.3). In the event of any future additional burdens for the telecommunications industry due to the introduction of new taxes or levies with regard to the provision of LWL fibres or other activities falling within the scope of this Agreement, GVS shall be entitled to raise the fee accordingly.

12.     ECONOMIC FEASIBILITY

If the technical, economic or legal preconditions under which the terms of this Agreement (remuneration and conditions) have been negotiated suffer any fundamental change, and, in consequence, one of the parties can no longer be reasonably expected to comply with the terms of this Agreement, because the contracting parties' intention of giving equitable consideration to the economic interests of both parties under this Agreement can no longer be realised, this party can require that the terms of the Agreement are amended in conformity with the changed circumstances, unless this affects a contractual provision which explicitly involves a shift in the balance of risk. If this is the case, no amendment can be required. This shall not affect HER's rights to terminate the Agreement in accordance with clause 5 with the legal consequences set out there.

13.     ASSIGNMENT OF A PARTY'S CONTRACTUAL RIGHTS AND OBLIGATIONS TO THIRD
        PARTIES

With the consent of GVS, HER shall have the right to assign its legal position under this Agreement to a legal successor. In this event all HER's rights and obligations under this Agreement shall pass to HER's legal successor. In this event HER shall inform GVS of the capitalisation of the legal successor.

Should the business of supplying gas be discontinued or should any LWL routes and/or the relevant gas pipelines be sold, GVS shall take adequate measures to ensure that the obligations it has entered into towards HER are fulfilled.

CONFIDENTIAL TREATMENT

14.     CONFIDENTIALITY

The contracting parties hereby undertake to treat as confidential all information which they obtain either directly or indirectly from the other party in connection with this Agreement, its preparation and its performance.

"Treating information as confidential" means that the information obtained from the other contracting party shall not be made accessible to third parties and that this information may not be used for a party's own commercial purposes, neither directly nor indirectly, nor exploited on behalf of third parties. The parties undertake to use the information they receive only for the purpose set out in the introduction to this Agreement. If the information is to be used for any additional purposes or disclosed to third parties, this, in every individual case, shall require the prior written consent of the party which has provided the information, specifying the contents of the information, its scope and the addressee. It shall, however, be permissible to pass on information to corporate groups if this is necessary for the implementation of the project and to individual consultants on fiscal or legal matters and to pass on technical information which is needed for the implementation of the project to subcontractors, without any special written consent on the part of the party which has provided the information, on condition that no more information is disclosed than that needed in order to perform this Agreement and that the receiving parties undertake to treat the information as confidential, as defined under this Agreement. The parties also undertake to impose an obligation on their staff to treat such information as confidential.

This shall not affect GVS's right to disclose information to interested parties about the individual LWL routes which are available along its routes and in its basic data, in as far as this is necessary and unavoidable for its additional marketing measures.

Each party shall protect the information given to it by the other party with the same care as it protects its own business and trade secrets. The parties shall at least exercise the care incumbent on a cautious businessman.

The obligation to maintain secrecy shall not apply for information

- which was already known to the receiving party at the time that the information was provided, without there having been an obligation to maintain secrecy, or

- which was already accessible to the general public at the time that it was made available or which became generally accessible at a later date, without the receiving party being at fault, or

- which is regularly received from a third party without there being any obligation to maintain secrecy.

The party which discloses the information shall bear the burden of proof in this respect.

There shall be no further obligation imposed upon the parties than that imposed by the aforesaid arrangement, neither internally nor vis-a-vis third parties. Any additional obligation shall require a further written agreement.

Without prejudice to the provisions set out above, each party shall be entitled to comply with its disclosure obligations under the law and according to its corporate articles, also with regard to the information it has received.

The obligation to maintain confidentiality shall remain in force for a period of five (5) years after the expiry of the period of utilisation required by HER.

The content, form date etc. of any public disclosure concerning the business venture undertaken by the two parties, the Agreement and the parties' jointly adopted position towards the authorities, associations, owners of land, governmental units, other companies etc. shall be agreed on between the parties.

15.     SEVERABILITY

Should any provision of this Agreement be or become invalid, this shall not affect the legal validity of the remaining provisions. To replace the invalid provision the contracting parties shall agree on a valid provision which comes as close as possible to the economic intention of the two parties. The same shall apply for filling any gaps in this Agreement.


16.     ADDITIONS AND AMENDMENTS TO THIS AGREEMENT

Amendments and/or additions to this Agreement and side agreements to this Agreement need to be made in writing and signed by both contracting parties. The same shall apply for any waiver of the written form.

17.     ARBITRATION CLAUSE

Any disputes in connection with this Agreement and its performance shall be decided by a court of arbitration, excluding normal recourse to a court of law. The court of arbitration shall be set up according to the following arrangement.

The court of arbitration shall consist of three arbitrators, of whom one is to preside as umpire. The umpire must be authorised to practise as a judge. The court of arbitration shall sit at Frankfurt. The court of arbitration shall be formed by the active party specifying the subject of the dispute and one arbitrator and requesting the other party to appoint the other arbitrator. The arbitrators appointed shall select the umpire. Should the other party not have complied with the request to appoint the second arbitrator within four weeks after receiving the request, the party which has issued this request may request the President of the Provincial Court of Frankfurt to appoint an arbitrator. The proposal shall be binding on the two parties. If the arbitrators have not selected the umpire within four weeks after the second arbitrator has been selected, the President of the Higher Provincial Court of Frankfurt shall be requested to propose an umpire. This proposal shall be binding on the two parties.


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Apart from this, the legal provisions of the German Code of Civil Procedure
(ZPO) shall apply for the arbitration procedure, it being specified that the time limit of one week specified in section 1031 of the German Code of Civil Procedure shall be replaced by a time limit of four weeks and that the President of the Higher Provincial Court of Frankfurt shall replace the competent court mentioned there. The competent court as defined under sections 1045 and 1046 of the German Code of Civil Procedure shall be the Provincial Court of Frankfurt.

In the event of disputes as defined under section 91, paragraph 1, sentence 1 of the Act Against Restraints of Competition (GWB), a decision by a court of arbitration shall require a prior agreement.

18.     PROPER LAW / LANGUAGE OF BUSINESS

This Agreement shall be subject only to the law of the Federal Republic of Germany, with the exception of the CISG.

The language of business for the mutual performance of this Agreement shall be German. This particularly applies for the communication procedures set out in the Schedules to this Agreement in connection with the operation and maintenance of the LWL routes and the systems engineering locations.





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CONFIDENTIAL TREATMENT

19.     LIST OF SCHEDULES TO THIS AGREEMENT

The schedules set out below form part of this Agreement:

SCHEDULE 1:      General Map
SCHEDULE 2:      List of the LWL Routes with Their Approximate Lengths
SCHEDULE 3: Technical Conditions for the Use of Fibre Optic Routes and Basic Technical Specifications for Systems Engineering Locations
SCHEDULE 4:      Engineering Work for the Systems Engineering Locations
SCHEDULE 5:      Time Schedule
SCHEDULE 6:      Maintenance Measures
SCHEDULE 7:      Standard Faults and Standard Repair Times
SCHEDULE 8:      GVS Cost Rates



Stuttgart, dated                         Stuttgart, dated


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TREATMENT##                              (Hermes Europe Railtel B.V.)





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CONFIDENTIAL TREATMENT

EXHIBIT 1: MAP OF ROUTES

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TREATMENT##





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CONFIDENTIAL TREATMENT

EXHIBIT 2: LIST WITH ROUTES AND KM

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CONFIDENTIAL TREATMENT

EXHIBIT 3: TECHNICAL CONDITIONS FOR USE OF FIBRE ROUTES AND TECHNICAL SPECIFICATIONS FOR SYSTEM ENGINEERING LOCATIONS

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CONFIDENTIAL TREATMENT

EXHIBIT 4: ENGINEERING WORK REQUIRED FOR SYSTEM ENGINEERING LOCATIONS

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TREATMENT##





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CONFIDENTIAL TREATMENT

EXHIBIT 5: TIME SCHEDULE

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CONFIDENTIAL TREATMENT

EXHIBIT 6: MAINTENANCE MEASURES

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CONFIDENTIAL TREATMENT

EXHIBIT 7: STANDARD PRICE LIST RE FAULT & REPAIR ACTIVITIES

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CONFIDENTIAL TREATMENT

EXHIBIT 8: GVS COST RATES

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TREATMENT##